UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2015

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of AEP Industries Inc. (the “Company”) on April 14, 2015, stockholders elected the three Class B director nominees to the Company’s Board of Directors (the “Board”) to serve three-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015, and approved (on an advisory basis) the compensation of the Company’s named executive officers.

For Proposal 1, the three nominees receiving the most votes cast were elected as directors. Proposals 2 and 3 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed on February 25, 2015 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class B Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert T. Bell	2,999,797	1,092,098	288,805
Paul M. Feeney	2,939,532	1,152,363	288,805
Frank P. Gallagher	2,744,916	1,346,979	288,805

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
4,365,602	15,098	—

Proposal 3—Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,049,449	12,251	30,195	288,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 15, 2015	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

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